EXHIBIT 10.40

                                                       Agreement No. 95-1208-349
                                                      Licensee: Galacticomm Inc.

                             PACIFIC SOFTWORKS INC.
              SOFTWARE SOURCE CODE & SOFTWARE BINARY DISTRIBUTION
                               LICENSE AGREEMENT

This Software Source Code License Agreement is entered into as of the date of last signature on this Agreement, by and between Pacific Softworks Inc. ("Pacific Softworks Inc."), a California corporation, with offices at 4000 Via Pescador, Camarillo, California 93012-5049 USA, and Galacticomm
Inc. ("Licensee"), a Florida Corporation with its offices at 4101 SW 47 Ave. Suite 101, Ft. Lauderdale, Florida 33314.

WHEREAS, Pacific Softworks Inc. has rights in certain TCP/IP networking software known as FUSION TCP/IP Developer's Kit ("Software") and related documentation in which licensee desires to acquire certain rights to incorporate ("Port") the Licensed Software into the Licensee's computer system, operating system, or other networked system ("System") to provide TCP/IP-based networking for the System.

NOW, THEREFORE, in consideration of the mutual promises and conditions contained in this agreement, Pacific Softworks Inc. and Licensee agrees as follows:

1.     DEFINITIONS

Terms used in this Agreement have the following, meanings:

1.1 SOFTWARE means the FUSION TCP/IP networking software and related software provided to Licensee as the FUSION Developer's Kit which is used by the Licensee to port to Licensee's System in order to provide TCP/IP networking applications. See Appendix A.1 for a description of the FUSION Developer's Kit.

1.2 SOURCE CODE means the software code, the majority in the C software language, which is included in the FUSION Developer's Kit in the configuration of Licensee's System defined in Appendix A.2.

1.3    BINARY DISTRIBUTION means a copy of the Licensee's ported Binary (Object
       Code) version of the Software Source Code which is used at the time of execution on the Licensee's System. Binary Distributions are authorized by the use of Binary Incorporation Stickers provided by Pacific Softworks Inc.. These stickers are affixed to the software media or to the System which contains the Binary Distribution.

1.4 DOCUMENTATION means user manuals, porting guides, reference manuals, programmer's manuals, and installation manuals included with the FUSION Developer's Kit or other documentation provided to the Licensee relating to the Software.

1.5 SYSTEM means the Licensee's computer hardware, circuit board, or other hardware/firmware component, computer operating software, or other software component which, together with FUSION TCP/IP Networking Software comprises a fully functioning product.

1.6 END-USER means a sub-licensee of Licensee authorized to use the Software Binary Distribution under terms furnished by and governed by the Licensee.

1.7 DISTRIBUTOR means an agent authorized by Licensee to market, sell, and distribute Software Binary Distributions directly to End-users.

1.8 DEVELOPER COMPANIES are End-users who are either independent software vendors wishing to make add-on products for sale to other End-users (for use with the Licensee's Binary Distribution products), or customers wishing to customize the Licensee's Binary Distribution products.

2.     GRANT OF LICENSE

Subject to the terms and conditions of this Agreement, Pacific Softworks Inc. grants to Licensee, and Licensee hereby accepts from Pacific Softworks Inc., a non-exclusive, non-transferable right and license to:

2.1 Use, edit, merge, translate, enhance or otherwise modify the Software Source Code as needed in order to port the Software to Licensee's System,

2.2 Make up to two (2) copies of the Software Source Code for archival purposes only,

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                                                      Agreement No. 95-1208-349
                                                      Licensee: Galacticomm Inc.

2.3 Create internal use Binary Distributions of the ported software for execution on the Licensee's System for the purpose of testing, debugging, supporting and marketing of the binary version of the ported software.

       Create binary Distributions of the Software and copies of the derived Documentation to the extent necessary to fully utilize the rights granted herein,

       Distribute and sub-license the Software Binary Distribution and derived Documentation as part of Licensee's product world-wide directly to End-user for the purpose of and to effect the End-user's utilization of Licensee's product.

       Distribute Binary copies of the software (executables) occasionally to members of the media or other influential people, without binary stickers required if solely for review purposes.

       Authorize Distributors to distribute and sub-license the Software Binary Distribution and derived Documentation directly to End-users.

       Create Binary Distribution of the Software and copies of the derived Documentation for updating End-users, without incurring additional cost/or Binary Stickers.

       Pacific Softworks will issue credit for destroyed labels returned by Licensee.

       Pacific Softworks Inc. Grants permission to distribute a subset of the header files (".H" files) that are included in the software, or derivative thereof, to Developer companies as part of special development kits: (a) only those required by Galacticomm's Developer companies and
       (b) All such files should contain the original Pacific Softworks copyright notice, and due credit will be given in the documentation of those development kits: "Portions of the accompanying software Copyright Pacific Softworks Inc., used by permission."

2.4    Use the Source Code at the following designated site of Licensee:

       Licensee: GALACTICOMM INC.
       Address: 4101 SW 47 AVE. SUITE 101, FT. LAUDERDALE, FL 33314 User Contact: BOB STEIN

2.5 Limitation on Use: Notwithstanding Section 2.1 above, any restrictions on the use of the Software by Licensee identified in Appendix D and attached as part of this Agreement are included and are binding as part of this Agreement.

3.     DELIVERY AND PAYMENT

3.1 In consideration of the rights and licenses, granted in this Agreement, Licensee agrees to pay Pacific Softworks Inc. the fees for the Software as specified in Appendix A.1 and per-copy binary distribution fee or a one time buy-out fee. Licensee will execute a company Purchase Order for the amount of the fees.

3.2 Pacific Softworks Inc. will deliver to Licensee one master set of the Documentation and one master copy of the 3.2 Software Source Code Documentation shall be in hard copy form; Documentation in electronic form must be previously arranged and agreed upon by Pacific Softworks Inc.. Delivery media for Software Source Code shall be in the form specified in the configuration defined in on page 9.

3.3 The fees are due and payable within 30 days of receipt by Licensee of the Software Source Code and Documentation. Licensee shall pay Pacific Softworks Inc. a 2% per month (or highest rate allowed by law) on all amounts which are due but unpaid under this Agreement. From the date such amounts are overdue until they are paid, such charge shall accure and be due payable on a daily basis.

4.     OWNERSHIP RIGHTS AND PROTECTION OF COPYRIGHT

4.1 Title to and ownership of the Software and Source Code and all related technical know-how, including any modifications, revisions, bug fixes, enhancements, improvements and derivative versions of the Software thereof, developed by either Licensee or Pacific Softworks Inc. and all rights therein, including all rights in patents, copyrights and trade secrets applicable thereto, shall remain vested in Pacific Softworks Inc. during and after the term of this Agreement.

4.2 Licensee shall deliver to Pacific Softworks Inc. any modifications, revisions, bug fixes, enhancements, improvements, and derivative versions of the Documentation, the Software, and Source Code upon completion and

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                                                       Agreement No. 95-1208-349
                                                      Licensee: Galacticomm Inc.

       within 30 days of Port of code to target configuration specified in Appendix A.2, to Pacific Softworks Inc. for archival purposes and to better support Licensees completed code.

4.3 Licensee shall faithfully reproduce and conspicuously display in and on all copies made and the media, documentation, and packages in which such copies are contained the following notices:

       (a) The Binary Incorporation Sticker supplied with the Developer's Kit is to be affixed to all internal use binary copies made of the Software.

       (b) Notice for copies of any portion of the Documentation relating to the Software or any modifications thereof:

       COPYRIGHT(copyright sign) 1983 to 1994 PACIFIC SOFTWORKS INC. ALL RIGHTS RESERVED.

       (c) Notice for all whole or partial copies of the Software Source Code, made by Licensee:

       COPYRIGHT(copyright sign) 1983 to 1994, AN UNPUBLISHED WORK BY PACIFIC SOFTWORKS INC.. ALL RIGHTS RESERVED. THIS PROGRAM IS AN UNPUBLISHED WORK PROTECTED BY THE UNITED STATES COPYRIGHT LAWS (TITLE 17 UNITED STATES
       CODE) AND CONTAINS TRADE SECRETS OF PACIFIC SOFTWORKS INC. WHICH MUST BE HELD IN STRICT CONFIDENCE.

       (d) Pacific Softworks will have available at all times, and ready to ship on the same day if required Binary Incorporated Stickers to Licensee.

       Pacific Softworks Inc. will notify Licensee 90 days in advance of any required changes to copyright notices.

       An End-user may be authorized to use the Software only pursuant to a sub-license agreement between Licensee or a Distributor, as the case may be, and an End-user. The sub-license shall be either in the form of (i) a written, executed sub-license containing substantially the same terms included herein governing the End-users use of, or the Distributors' use or marketing of the Software; or (ii) a so-called "Shrink-wrap License Agreement" as shown in Appendix C of this agreement, which contains substantially the same terms included in the Appendix to govern the End-user's use of the Software or (iii) as set forth in Appendix B Configuration, License Fees.


5.     NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

5.1 Pacific Softworks Inc. and Licensee acknowledge that certain information may be disclosed to one another in order to carry out this Agreement, including but not limited to financial, statistical, personnel or technical information relating to each other's business which may be deemed proprietary and confidential. In the event either party receives such information, that party agrees to keep such information confidential by using the same care and discretion that it uses with its own information which it considers confidential.

5.2 Licensee hereby acknowledges that the Software and all related materials and technical know-how contains Pacific Softworks Inc.'s trade secrets and is confidential and proprietary to Pacific Softworks Inc.. Licensee agrees to hold all such information in confidence, and agrees not to disclose such information to anyone other than Licensee's employees with a bona fide need to know. Licensee's employees having access to the Software and all related materials and technical know-how are also enjoined by this non-disclosure agreement. Additionally, Licensee agrees to use at least that degree of care which it uses to protect its own information of a similar proprietary nature.

5.3    The obligations described in Section 5.1 and 5.2 shall terminate five
       (5) years from the date of disclosure or termination of this Agreement, whichever occurs later, and shall not be applicable with respect to any portion of the received information which:

       (a) is rightfully known by either party at the time of its receipt,

       (b) is publicly known by either party,

       (c) is rightfully provided by either party without any restriction on disclosure by a third party not bound in a confidential relationship,

       (d) is provided by either party to third parties without restriction on disclosure, or

       (e) is independently developed by either party.

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                                                       Agreement No. 95-1208-349
                                                      Licensee: Galacticomm Inc.

6.     WARRANTY

6.1 Pacific Softworks Inc. hereby warrants for a period of thirty (3O) days from receipt by Licensee of the Software that the Software meets the specifications stated in Appendix A.2. During this thirty day period, if Licensee notifies Pacific Softworks Inc. in writing that the Software does not meet such specifications, Pacific Softworks Inc.'s sole obligation will be to correct such deficiencies or errors within two weeks of the written notice by Licensee to Pacific Softworks Inc.. If such deficiency or error cannot be corrected within the two week time period, Pacific Softworks Inc. will provide a plan for bringing the software into conformance with the specifications using its best efforts in accordance with usual commercial practices. Notwithstanding the foregoing, Pacific Softworks Inc. makes warrants that operation of the Software wil1 be uninterrupted, error free, or conform to any reliability or performance standards not stated in Appendix A.2.

6.2 THE ABOVE WARRANTY IS THE SOLE AND EXCLUSIVE WARRANTY PROVIDED BY PACIFIC SOFTWORKS INC.. PACIFIC SOFTWORKS INC. EXPRESSLY EXCLUDES ANY AND OTHER WARRANTIES, WHETHER EXPRESSED, IMPLIED OR STATUTORY, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. ANY STATEMENTS MADE BY ANY OFFICERS, DIRECTORS, AGENTS OR EMPLOYEES OF PACIFIC SOFTWORKS INC. ABOUT THE DESIGN, SUITABILITY, QUALITY, PERFORMANCE OR RESULTS OF USING THE SOFTWARE IN VARIANCE WITH, OR IN ADDITION TO, THE SPECIFICATIONS STATED IN APPENDIX A.2 SHALL NOT BE DEEMED TO BE A WARRANTY OR REPRESENTATION BY PACIFIC SOFTWORKS INC. FOR ANY PURPOSE OR GIVE RISE TO ANY LIABILITY OF PACIFIC SOFTWORKS INC.

6.3 The warranties made by Pacific Softworks Inc. herein are not transferable, and are made solely for the benefit of Licensee and shall not extend to any third party. Licensee agrees that the Binary Distribution copies provided by Licensee to its End-users are warranted by Licensee only; no warranty from Pacific Softworks Inc. is provided.

7.     TRAINING, SUPPORT AND MAINTENANCE

7.1 Upon execution of this agreement Pacific Softworks will provide Licensee with 90 days of software support, including porting support and maintenance. Additional training and support, including porting support, for the Software, is provided by Pacific Softworks Inc. upon execution by Licensee of the Annual Source Support and Maintenance Agreement provided separately from this Agreement. However if this source code agreement remains in effect but both the initial 90 days support and Annual Source Support and Maintenance Agreement terminates, Licensee shall be able to obtain technical telephone, fax and e-mail support from Pacific Softworks Inc. at S100. per hour, and/or releases or revision of the Software for a $2000.00 fee per release. Alternatively, the Annual Source Support and Maintenance Agreement shall be renewable by Licensee for a $4000. per year. However, each year during the lapse period, requires a $2000. fee to bring Licensee current.

7.2 No other continued maintenance and support of the Software, except that provided separately from this Agreement, and obtained at the discretion of the Licensee, is provided under this Agreement.

7.3 Licensee will provide to its End-users and Distributors all support and maintenance functions necessary for the proper and continued use of the Software Binary Distribution. No support is provided directly by Pacific Softworks Inc. to Licensee's End-users or Distributors for the Software Binary Distribution.

8.     TERM AND TERMINATION

8.1 The initial term of this Agreement shall begin on the day Licensee's purchase order is issued and automatically renewed annually on the anniversary of that date, unless terminated by either party subject to the terms and conditions of this Agreement.

8.2 If Licensee fails to perform any of its obligations under this Agreement, including non-payment of fees, and such failure continues for a period of thirty (30) days after written notice from Pacific Softworks Inc., Pacific Softworks Inc. may terminate this Agreement and license granted herein to Licensee. Licensee may terminate this Agreement at any time by giving sixty (60) days advance written notice to Pacific Softworks Inc. Notwithstanding anything to the contrary contained herein, Pacific Softworks Inc. may terminate this Agreement immediately upon notice to Licensee if Licensee ceases to do business for any reason, becomes bankrupt or insolvent, makes a general assignment for the benefit of creditors, reorganizes, suffers or permits the appointment of a receiver for its business or assets or files any application or petition seeking relief under federal or state law generally affecting the rights of

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                                                      Agreement No. 95-1208-349
                                                      Licensee: Galacticomm Inc.

       creditors. Pacific Softworks Inc. agrees that the primary purpose of section 8.2 is to protect its interest under this Agreement, and that it will not unreasonably terminate this Agreement in the event that Licensee is acquired, goes public, or undergoes a similar transformation that does not substantially impair Licensee's creditworthiness, or its ability to meet the terms of this Agreement.

8.3 If Licensee elects to terminate this Agreement on account of a default by Pacific Softworks Inc. in performing any of its obligations under this Agreement, then, so long as Licensee is not in default of any obligations, Licensee may continue to use the Software and Source Code to the extent necessary to support and maintain its port of the Source Code, provided that Licensee not make any additional full or partial copies of the Software except as necessary for such maintenance and support.

8.4 Within thirty (30) days after termination of this Agreement, Licensee shall deliver to Pacific Softworks Inc. or destroy the Software and all copies made of the Software (except for two (2) copies for Licensee's archival purposes), all copies of internal use Binary Distributions of the ported software, and the Documentation. Licensee shall furnish to Pacific Softworks Inc. an affidavit certifying that, through Licensee's best efforts and to the best of its knowledge, complete delivery or destruction has been effected. Notwithstanding the foregoing, Licensee may continue to use and retain copies of the Software to the extent necessary to support and maintain the Software, in which case the provisions of the following Sections of this Agreement survive the termination: Section 3. DELIVERY AND PAYMENT, Section 4. OWNERSHIP RIGHTS AND PROTECTION OF COPYRIGHT, Section 5. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION, and Section 9 LIMITATION OF LIABILITY.

8.5 Following any termination or cancellation of this Agreement or the licenses granted herein (i) Licensee and its Distributors may use and distribute the Binary Distribution of the Software only to maintain, service, and support its then current licensees, but may not use or distribute any version of the Software for any other purpose; (ii) Licensee's rights to continue to distribute or market the Software shall immediately cease, and the rights of all Distributors to continue to distribute or market the Software shall cease as provided in Licensee's Distributor agreements regarding discontinuance of products, and (iii) all of Pacific Softworks Inc. obligations thereunder shall cease. So long as Licensee has any copy of the Software in its possession, Licensee shall continue to be bound by the terms of this Agreement. Notwithstanding anything to the contrary, no cancellation or termination of this Agreement or any of the licenses granted herein will have any effect on the rights of an End-user to continue to use any copy of the Software previously licensed in accordance with the terms thereof.

9.     LIMITATION OF LIABILITY

9.1 Neither party shall be liable to the other for any direct, indirect, incidental, or consequential damages, whether foreseeable or not, including without Limitation damages for loss of business profits or business interruption, resulting from or arising out of the use or inability to use the Software, even if either party has been advised of the possibility of such. Pacific Softworks Inc. shall in no event be liable to License for damages on account of any claims against Licensee by any third party.

9.2 Pacific Softworks Inc. cumulative Liability to Licensee for any breaches of this Agreement and Pacific Softworks Inc. obligations under this Agreement shall be limited to the fees paid to Pacific Softworks Inc. by the Licensee for the Software.

10.    INDEMNITY

10.1 Pacific Softworks Inc. agrees that it will defend, at its expense, any suit or proceeding brought against Licensee and will pay all damages and costs finally awarded against Licensee in such suit or proceeding, insofar as such suit or proceeding is based on a claim that the Software and/or Binary Distributions made thereof when used within the scope of the License granted within the United States, infringes any U.S. patent, U.S. copyright, U.S. trademark or other proprietary right, provided Pacific Softworks Inc. is promptly notified in writing of any such claim and is given reasonable assistance by Licensee for such defense of such claim

10.2 In the event that the Software and/or Binary Distributions made thereof, when so used, is held in such suit or proceeding to infringe any such patent, copyright, trademark or other proprietary right and its use is enjoined by a court of competent jurisdiction, Pacific Softworks Inc., at its own expense, shall either: (i) procure for Licensee the right to continue using the Software; or (ii) modify or replace the Software so that it becomes non-infringing while giving equivalent performance If Pacific Softworks Inc. provides License with such a non-infringing replacement version of the Software, Licensee shall within fifteen (15) days thereafter (i) cease to use, modify, copy or sub-license the replaced, infringing Software and/or Binary Distributions, (ii) use its reasonable efforts to cause all

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                                                      Agreement No. 95-1208-349
                                                      Licensee: Galacticomm Inc.

       Distributors to cease to use, copy, or sub-license the replaced, infringing Software Binary Distributions and (iii) use its reasonable efforts to notify Distributors and End-users of the availability of the non-infringing replacement version of the Software Binary Distributions

10.3 Pacific Softworks Inc. is not liable for any claim based upon Licensee's modification or use of the Software or use of the Binary Distribution thereof, or Pacific Softworks Inc.'s following any instruction or direction of Licensee in regard to the Software.

10.4 THIS SECTION STATES PACIFIC SOFTWORKS INC.'S ENTIRE LIABILITY FOR ANY INFRINGEMENT OR VIOLATION OF ANY OTHER PARTY'S INTELLECTUAL PROPERTY RIGHTS.

10.5   This section survives the termination of this Agreement.

11.    NOTICE

Any notice to be given thereunder shall be in writing and shall be effective upon receipt, if personally delivered, or on the fifth business day following mailing by first class United States Registered or Certified mail (or the equivalent thereof), postage prepaid, addressed tO the parties, as shown below

        For Pacific Softworks Inc:           For Licensee:
        Pacific Softworks Inc.               Galacticomm Inc.
                                             4101 SW 47 Ave., Suite 101
        4000 Via Pescador                    Ft. Lauderdale, FL 33314
        Camari11o, CA 93012-5049             Attention: Bob Stein
        Attention: Contracts Administrator

12.    MISCELLANEOUS

12.1   Choice of Law

       The parties hereto agree that all actions or proceedings arising directly or indirectly from this Agreement shall be litigated in courts having a suits within Ventura County, California, and hereby consent to the jurisdiction of any court in which such an action is commenced that is located in Ventura County, California, and agree not to disturb such choice of forum, waive the personal service of any and all process upon them, and consent that all such service of process may be made by an overnight delivery service.

       ATTORNEYS' FEES. If any legal action is brought for the violation or breach of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection therewith, including any attorneys' fees incurred after a judgment has been rendered by a court of competent jurisdiction. (Any judgment shall include an attorneys' fees clause which shall entitle the judgment creditor to recover attorneys' fees incurred to enforce a judgment hereon, which attorneys' fees shall be an element of post-judgment costs; the parties agree that this post-judgment attorneys' fee provision shall (a) not merge into any judgment, (b) be severable from all other provisions hereof, and (c) survive any judgment.)

12.2   Waiver

       No delay, omission, or failure to exercise any right or remedy thereunder by either party shall be deemed to be a waiver thereof; nor shall any exercise of any right or remedy thereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by Law.

12.3   Entire Agreement

       Licensee and Pacific Softworks Inc. acknowledge that they have read this entire Agreement and that this Agreement and the Appendices attached hereto constitute the entire understanding and contract between the parties with respect to the Software and supporting Documentation and supersede any and all prior or contemporaneous oral or written communications with respect to the subject matter hereof

12.4   Amendment to Agreement

       This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by both parties.

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                                                      Agreement No. 95-1208-349
                                                      Licensee:Galacticomm Inc.

12.5   Assignment

       This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Licensee may not assign this Agreement or any of Licensee's rights or obligations hereunder without the prior written permission of Pacific Softworks Inc.. Any purported assignment in violation of the foregoing shall be void.

12.6   Export

       Licensee agrees that neither Licensee nor its Distributors wil1 export or re-export the Licensed Software and/or Documentation in contravention of the Export Administration Act of 1979 of the United States of America. Licensee will obtain all export licenses required by law prior to export of the Licensed Software and/or Documentation and cooperate fully with Pacific Softworks Inc. to ensure compliance with the law. Licensee will provide Pacific Softworks Inc. with a Letter of Assurance (included in Appendix D).

IN WITNESS WHEREOF, the parties hereto have caused this Software Source Code License Agreement to be executed by their authorized representatives.

      For Pacific Softworks, Inc.          For Licensee:


Name: /s/ GLENN RUPPELL                    /s/ ROBERT N. STEIN
     ------------------------------        ---------------------------------
                        (signature)                               (signature)

Name: Glenn Ruppell                        Robert N. Stein
     ------------------------------        ---------------------------------
                        (signature)                               (signature)

Title: Executive Vice President            Writer/Developer
     ------------------------------        ---------------------------------

Date:  14 April 95                         10 Apr 95
     ------------------------------        ---------------------------------







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                                                      Agreement No. 95-1208-349
                                                      Licensee:Galacticomm Inc.




                                  APPENDIX A.1

                       SOFTWARE SOURCE CODE CONFIGURATION

                        1. PART NUMBERS AND LICENSE FEES

              DESCRIPTION                                      PART NUMBER                   FEE
FUSION Lower Layer Source Code                                 FNS-SRC-EMB                 $15,000.00
to include: *TCP, UDP, IP, ICMP, ARP, and RARP
            *FUSION Socket Libraries and socket manager
            *Ethernet interface layer
            *Processor interface,
             and network controller interface NDIS driver.
            *Two (2) binary license stickers

FUSION Serial Line Internet Protocol
FUSION Point to Point Protocol                                 FNS-SRC-PPP                 $2,000.00
FUSION Binary Royalty Licensing for quantity of                FNS-SRC-PPP                 $5,000.00
10% of annual royalties totaling 500 at $1.00/each             FNS-SRC-BIN                 $  500.00
(subsequent royalty binary license stickers are subject to
standard royalty scheduling pricing, as listed on page 10
and 11 of this agreement)
FUSION Basic Porting Assistance, for 5 days
At Pacific Softworks Inc. facility.                            FNS-SRC-BPA                 $4,000.00

In the event that within the initial 30 days, Galacticomm determines the porting effort requires significant development effort, it may terminate this Agreement and receive a full refund, of the fees in this Appendix, except the fees for the Porting Visit, shall be nonrefundable.

*Price for Porting Assistance by one of the Pacific Softworks Engineers is at $800.00 per day.*
* Price for Customized Porting by one of Pacific Softworks Engineers is at $1,500.00 per day.*

                                                      Agreement No. 95-1208-349
                                                      Licensee:Galacticomm Inc.




                                  APPENDIX A.2


                         2. TARGET SYSTEM CONFIGURATION


Host Processor                386, 486, P5, ...
Host OS and Kernel            WORLDGROUP (DOS) WINDOWS)
Host System Bus               ___________________________________
LAN Controller Chip           SEVERAL
(embedded system)
LAN Controller Board          SEVERAL
Intelligent Node Processor    LAN Chip __________________________
                              Processor__________________________
                              OS_________________________________


                           3. DEVELOPMENT ENVIRONMENT

Development System:        Host Processor  386, 486, P5, ...
                           Host OS DOS, WINDOWS
                           Compiler Used  BORLAND
                           Other Development Tools PUAR LAP 286/DOS EXTENDER
                           PUAR LAP TNT

Software Source Code Distribution
Medium:

Specify software distribution medium by marketing ("X"):

                           ____ 1600 bpi 9-track tape in UNIX tar format
                           ____ DC300 cartridge in Sun tar format
                           ____ 1.2 MByte 5-1/4 in. floppy in Xenix tar format
                           ____ 1.2 MByte 5-1/4 in. floppy in DOS format
                           ____ 1.44 MByte 3-1/2 floppy in DOS format
                           _X__ CD Rom
                           ____ Other (must be approved prior to Agreement):

                     SPECIAL CONDITION FOR EMBEDDED SYSTEMS

The following restriction on the use of the Software for Embedded Systems is part of this agreement and is as follows:

* The use of the FUSION Software for Embedded Systems is per this agreement solely for the Worldgroup product family.

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                                                      Agreement No. 95-1208-349
                                                      Licensee:Galacticomm Inc.




                                  APPENDIX B.1

                          CONFIGURATION, LICENSE FEES

1. Configuration by Machine Type

The Binary Software Distribution is to be merged with or embedded with Licensee's Machine Type indicated by marking ("X"):


        SYSTEM TYPE        SYSTEM DESCRIPTION
        -----------        ------------------

X          J                 Embedded system         FNS-BIN-TCP-J

Royalty pricing for FUSION Complete Source Code.
Fees Based on Cumulative Copies
Select the estimated annual quantity to determine your fee per copy price. An order for 10% of annual quantity is required at time of purchase of source.

                         NUMBER OF CUMULATIVE COPIES          FEE PER COPY
                         ---------------------------          ------------

                               1 to 3                          70.00
                               4 to 9                          60.00
                              10 to 24                         53.00
                              25 to 49                         46.00
                              50 to 99                         19.00
                             100 to 249                        16.00
                             250 to 999                        11.00
                            1,000 to 1,999                      7.00
                            2,000 to 4,999                      4.00
                            5,000 to 9,999                      3.00
                          Buy-Out (unlimited right to copy)  consult factory

PRODUCT BUYOUT DEFINITION: Unlimited right to copy. The right being limited to the product specified in Appendix A.2 of this agreement. No Stickers, No Wrap and tear License required. In addition, you will receive a generous savings for the first 3 years and 100% savings thereafter.

                                       OR

TECHNOLOGY BUYOUT DEFINITION: Unlimited right to copy license on unlimited products. Corporate wide rights to use and distribute as binary. No stickers, No Wrap License required.

                                                      Agreement No. 95-1208-349
                                                      Licensee:Galacticomm Inc.




                                  APPENDIX B.2

2. Fees Based on Annual Quantity Commitment

From the date of execution of this agreement to the first anniversary of this Agreement, and from each anniversary date to each succeeding anniversary date of this Agreement, until amended or terminated, Licensee will order the following cumulative minimum quantity of Binary License Stickers according to the Machine Type and corresponding part number indicated above and pay the following per-copy fee. Additional copies beyond that number shall be priced at even the lower per-copy price of the category until the cumulative number falls into the next higher quantity category, etc.

Number of copies 5000 Fee per copy $3.00

For the initial term of this Agreement, Licensee will purchase 10% of the minimum annual commitment to be ordered upon the execution of this agreement. The initial 10% is equal to 500 copies. This initial 500 may be purchased at a discounted price of $1.00 for updating.

In the event that Licensee fails to meet its annual purchased commitment as computed upon the anniversary date of the Agreement for the prior year, Pacific Softworks and Licensee will agree at the time to one of the following methods of recourse: (i) Licensee will order a quantity of Binary Incorporated Stickers to make up the shortfall, or (ii) Licensee will place an adjustment order whose dollar quantity corrects for the difference in fees over the prior year, and begin paying fees for the new annual term corresponding to the actual ordering level reached for the prior year. Conversely, at any time throughout the year, Licensee may retroactively qualify for a lower fee per copy by ordering sufficient Binary Incorporated Stickers that the cumulative order quantity for the year reached or exceeds the corresponding minimum quantity, per section B.1. The intention is to correct both underestimates and overestimates so that the net fee per copy reflects actual annual order quantity, as if it had been estimated correctly at the beginning of the year.

Lastly, once royalties have accumulated to $30,000.00, the software is considered a "product buy-out", and no further royalties for the product mentioned in Appendix A.2, are required.

                                                      Agreement No. 95-1208-349
                                                      Licensee:Galacticomm Inc.

                                   APPENDIX C
                     GALACTICOMM SOFTWARE LICENSE AGREEMENT
               ADD-ON OPTIONS FOR THE MAJOR BBS/Registered Mark/

YOU SHOULD CAREFULLY READ THE FOLLOWING TERMS AND CONDITIONS BEFORE OPENING THIS DISKETTE ENVELOPE. OPENING THIS DISKETTE ENVELOPE INDICATES YOUR ACCEPTANCE OF THESE TERMS AND CONDITIONS. IF YOU DO NOT AGREE WITH THEM, YOU SHOULD RETURN THIS ENVELOPE UNOPENED WITHIN 30 DAYS OF THE ORIGINAL DATE OF PURCHASE AND PRICE OF THE PRODUCT WILL BE REFUNDED.

GALACTICOMM, Inc. provides this Software and licenses its use throughout the world. You assume responsibility for the selection of the Software to achieve your intended results, and for the installation, use, and results obtained from the Software.

DEFINITIONS

"You" and "Your" shall be taken as referring to the person or business entity who purchased this liscense to use this Software and for whom such license was purchased.

"Software" shall be taken as referring to the files supplied on the diskette(s) inside this envelope, and to any and all copies, updates, modifications, functionally-equivalent derivatives, or any parts or portions thereof.

"Run-Time Access" shall be taken as referring to a single computer connected with communication hardware providing run-time access to this Software.

"Live Computer" shall be taken as referring to a single computer connected with communication hardware providing run-time access to this Software.

"Development Computer" shall be taken as referring to a computer upon which a copy of this Software may be installed for configuration and development purposes, not providing run-time access to this Software.

LICENSE

You may:

1. install and use one copy of this Software on a single Live Computer; you may also install and use one copy of this Software on a single Development Computer;

2. copy this Software into machine readable or printed form, for backup or archival purposes in support of your use of this Software;

3. transfer this Software and license to another party if the other party agrees to accept the terms and conditions of this Agreement. If the enclosed Software is an update, any transfer must include the update and all prior versions. If you transfer the Software, you must at the same time either transfer all copies, whether in machine-readable or printed form, to the same party, or destroy any copies not transferred.

If this Software package contains both 3.5" and 5.25" disks, only a single Software License is created hereby. All enclosed diskettes are covered under, and restricted by, the terms of this single Software License Agreement.

YOU MAY NOT USE, COPY, MODIFY, OR TRANSFER THIS SOFTWARE, OR ANY COPY, MODIFICATION, OR MERGED PORTION, IN WHOLE OR IN PART, EXCEPT AS EXPRESSLY PROVIDED FOR IN THIS LICENSE, OR IN AMENDMENTS SIGNED BY AN OFFICER OF GALACTICOMM. IF YOU TRANSFER POSSESSION OF ANY COPY OF THIS SOFTWARE, OR ANY FUNCTIONALLY-EQUIVALENT DERIVATIVE, OR ANY PORTION OR MODIFICATION THEREOF, TO ANOTHER PARTY, YOUR LICENSE IS AUTOMATICALLY TERMINATED.

TERM

This license is effective until terminated. You may terminate it at any time by destroying all copies of the Software covered by this Agreement. It will also terminate upon conditions set forth elsewhere in this Agreement, or if you fail to comply with any term or condition of this Agreement. You agree upon such termination to destroy this Software, including all copies, functionally-equivalent derivatives, and all portions and modifications thereof in any form.

                                                                    (continued)
                                    Page 12

                                                      Agreement No. 95-1208-349
                                                      Licensee:Galacticomm Inc.

LIMITED WARRANTY

THIS SOFTWARE IS PROVIDED "AS IS", WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE ENTIRE RISK AS TO THE QUALITY AND PERFORMANCE OF THE SOFTWARE IS WITH YOU. SHOULD THE SOFTWARE PROVE DEFECTIVE, YOU (NOT GALACTICOMM) ASSUME THE ENTIRE COST OF ALL NECESSARY SERVICING, REPAIR, OR CORRECTION.

SOME STATES DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES. SO THE ABOVE EXCLUSION MAY NOT APPLY TO YOU. THIS WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS AND YOU MAY ALSO HAVE OTHER RIGHTS WHICH VARY FROM STATE TO STATE.

GALACTICOMM does not warrant that the functions contained in this Software will meet you requirements or that the operation of this Software will be uninterrupted or error-free. However, GALACTICOMM does warrant the diskette on which the software is furnished to be free from defects in materials and workmanship under normal use for a period of ninety (90) days from the date of delivery to you.

LIMITATIONS OF REMEDIES

GALACTICOMM'S entire liability and your exclusive remedy shall be:

a. the replacement of any diskette not meeting GALACTICOMM'S "Limited Warranty" and which is returned to GALACTICOMM or

b. if GALACTICOMM is unable to deliver a replacement diskette which is free of defects in materials or workmanship, you may terminate this Agreement by returning this Software and your money will be refunded.

IN NO EVENT WILL GALACTICOMM BE LIABLE TO YOU FOR ANY DAMAGES, INCLUDING ANY LOST PROFITS, LOST SAVINGS OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OR INABILITY TO USE THIS SOFTWARE EVEN IF GALACTICOMM OR ITS AUTHORIZED REPRESENTATIVE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY ANY OTHER PARTY.

SOME STATES DO NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES SO THE ABOVE LIMITATIONS OR EXCLUSIONS MAY NOT APPLY TO YOU.

GENERAL

You may not license, assign or otherwise transfer this Software or Software License except as expressly provided in this Agreement. Any attempt to otherwise sublicense, assign, or transfer any of the rights, duties or obligations hereunder is expressly prohibited and will terminate this License Agreement.

This Agreement will be governed by the laws of the State of Florida.

All Agreements covering this Software (including but not limited to any and all updates, upgrades, and enhancements to this Software or any portion thereof) shall be deemed to be counterparts of one and the same License Agreement instrument.

BY OPENING THIS DISKETTE ENVELOPE, YOU ACKNOWLEDGE THAT YOU HAVE READ THIS AGREEMENT, UNDERSTAND IT, AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS. YOU FURTHER AGREE THAT IT IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, WHICH SUPERCEDES ANY PROPOSAL OR PRIOR AGREEMENT, ORAL OR WRITTEN, AND ANY OTHER COMMUNICATIONS BETWEEN US RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

                                                      Agreement No. 95-1208-349
                                                      Licensee:Galacticomm Inc.

                                   APPENDIX D

                              LETTER OF ASSURANCE

To: GALACTICOMM INC.,
    (U.S. Re-Exporter)

SUBJECT: Restricted Technical Data Received from Galacticomm (U.S. Re-Exporter)

REFERENCE: U.S. Export Administration Regulations (Section 779.4(f)(1))

We, Galacticomm Inc. hereby certify that source code is not intended to be shipped, either directly or indirectly, to:

          Haiti, Iran, Iraq, People's Republic of China, Syria, Yugoslavia (Serbia and Montenegro)

  Q       Romania

  S       Libya

  W       Poland

  Y Albania, Bulgaria, Cambodia, Estonia, Laos, Latvia, Lithnania, Mongolian People's Republic, Geographic area of the former Union of Soviet Socialist Republics (includes Armenia, Azerbaijan, Belorussia, Georgia, Kazakhstan, Maldovia, Russia, Tajikistan, Turkmanistan, Ukraine, Uzbekistan)

  Z       Cuba, North Korea, Vietnam

Further, no technical data may be re exported to the Republic of South Africa where we know or have reason to know that the data or the direct product of the data is for delivery, directly or indirectly, to or for use by or for military or police entities in these destinations or for use in servicing equipment owned, controlled or used by or for such entities.

Respectfully, Michael F. Hunt, E.V.P.
            -------------------------------------
              (Signature of U.S. Re-Exporter)


                                    Page 14